EXHIBIT 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the three months ended March 31, 2003 (the “Report”), by Xybernaut Corporation (the “Registrant”), the undersigned hereby certifies that, to his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ EDWARD G. NEWMAN

Edward G. Newman Chief Executive Officer and Chairman of the Board of Directors May 15, 2003

/s/ THOMAS D. DAVIS

Thomas D. Davis Senior Vice President and Chief Financial Officer May 15, 2003

/s/ STEVEN A. NEWMAN

Steven A. Newman President, Chief Operating Officer and Vice Chairman of the Board of Directors May 15, 2003

A signed original of this written statement required by Section 906 has been provided to
Xybernaut Corporation and will be retained by Xybernaut Corporation, and furnished to the
Securities and Exchange Commission or its staff upon request.